Exhibit 4.5

EXECUTION VERSION

AQUA AMERICA, INC.

AND

U.S. BANK N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

April 23, 2019

Senior Securities

FIRST SUPPLEMENTAL INDENTURE, dated as of April 23, 2019 (this “Supplemental Indenture”), between Aqua America, Inc., a Pennsylvania corporation (the “Company”), and U.S. Bank N.A., as trustee (the “Trustee”), to the Indenture, dated as of April 23, 2019 (the “Base Indenture”), between the Company and the Trustee.

WHEREAS, Section 9.01(5) of the Base Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to, among other things, add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities, provided that such addition, change or elimination shall become effective only when there is no such Security Outstanding;

WHEREAS, as of the date of this Supplemental Indenture, no Securities are Outstanding under the Base Indenture;

WHEREAS, the Board of Directors of the Company by resolutions adopted on April 14, 2019 has duly authorized, on behalf of the Company, this Supplemental Indenture;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Opinion of Counsel as contemplated by Section 9.03 of the Base Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.

WITNESSETH:

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE I

AMENDMENT TO THE base INDENTURE

Section 1.1.                 Section 1.12 of the Base Indenture is hereby amended and restated in full to read as follows:

“Section 1.12. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York.”

Section 1.2.                 Article XVI of the Base Indenture is hereby amended to include the following:

“Section 16.02. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.”

ARTICLE II

MISCELLANEOUS

Section 2.1.                 Operativeness of Amendment. This Supplemental Indenture will become effective immediately upon its execution and delivery by the parties hereto.

Section 2.2.                 Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 2.3.                 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 2.4.                 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.5.                 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Section 2.6.                 Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

AQUA AMERICA, INC.

By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General
Counsel and Secretary

U.S. BANK N.A, as Trustee

By:	/s/ Gregory P. Gulm
	Name:	Gregory P. Gulm
	Title:	Vice President

[Signature Page to First Supplemental Indenture]